Exhibit 99.1

               Laureate Education Reports Record Second
                         Quarter 2004 Financial Results


    BALTIMORE--(BUSINESS WIRE)--July 22, 2004--

  Online Higher Education Reports 28% New Student Enrollment Growth; Universidad del Valle de Mexico Announces Two New Campus Locations

    Laureate Education, Inc. (NASDAQ: LAUR), the world's leading international provider of higher education, today reported continued strong financial results for the three and six-month periods ending June 30, 2004.

    -- Second quarter 2004 revenues increased 36% to $158.3 million, compared to $116.2 million in the second quarter of 2003.

    -- Total operating income for the second quarter 2004 increased to $22.2 million versus a loss of $10.9 million in the second quarter of 2003.

    -- The Company reported second quarter 2004 EPS from continuing operations of $0.50 per diluted share. These results included a net benefit of $0.13 from certain non-recurring items, primarily the early repayment of the Company's note receivable relating to the prior sale of its K-12 business.

    -- Universidad del Valle de Mexico (UVM) announced the opening of a new campus location in Saltillo, Mexico. This location represents UVM's entry into the northeastern region of Mexico. Laureate Education also announced the acquisition of Universidad Hispanoamericana, a fully accredited university located in Ecatepec, a suburb of Mexico City. The university will be re-branded as a campus of Universidad del Valle de Mexico.

    -- Laureate Education announced its agreement to offer Les Roches Hospitality Management School programs in the United States through a license agreement with Kendall College, a regionally accredited Chicago-based school known for excellence in culinary programs. Additionally, Laureate announced program transplants of its Swiss Hospitality offerings to an existing UVM campus in Mexico City and its new campus in Guadalajara.

    -- The Company's online division reported 33% new student enrollment growth and a 17% increase in total student enrollment. Excluding the recent acquisition of KIT, new and total online degree enrollment increased 28% and 7%, respectively. Walden University reported a 65% increase in new student enrollment and a 72% increase in total student enrollment at June 30, 2004.

    Douglas Becker, Laureate Education's Chairman and Chief Executive Officer stated, "I am delighted with the continued strong financial performance at our company. I am especially pleased with the accelerating growth in our Online Higher Education division, and the announcement of the new Saltillo and Ecatepec campuses for Universidad del Valle de Mexico (UVM), which along with the new site in Guadalajara will bring us to 19 campuses in Mexico."
    Mr. Becker added, "The four and five year stay of our students affords us a unique opportunity to look further ahead than most businesses. As a result, we are focused on next year at a time when most companies are only focused on next quarter. Heading into 2005, it is clear to us that the new UVM campuses and the accelerating enrollment of Online Higher Education will play an important role in the overall growth of our business."

    Financial Results

    Total revenues for the second quarter of 2004 were $158.3 million, an increase of 36% compared to total revenues of $116.2 million in the second quarter of 2003. Total operating income for the second quarter increased to $22.2 million, versus an operating loss of $10.9 million in the second quarter of 2003. After-tax income from continuing operations for the second quarter of 2004 was $23.8 million or $0.50 per share on diluted shares outstanding of 48.1 million.
    For the six-month period ended June 30, 2004, total revenues were $290.4 million, an increase of 37% compared to total revenues of $211.6 million in the same period of 2003. Total operating income for the six-month period increased to $25.8 million, versus an operating loss of $12.6 million in the same period of 2003. After-tax income from continuing operations for the six-month period ended June 30, 2004 was $26.3 million or $0.55 per share on diluted shares outstanding of 47.8 million.
    During the quarter, the Company received payment in full on its note receivable from Educate, Inc. in the amount of $55 million plus accrued interest. This results in the Company recognizing the remaining unamortized original issue discount on the note. In addition, the Company recorded a one-time, non-cash charge related to a modification to its administration of stock option exercises. The net benefit to the results from continuing operations for these items was $0.13 in the quarter. The full year impact, after adjusting for the foregone interest otherwise due on the note over the balance of the year, is $0.07.
    Total cash and marketable securities at June 30, 2004 were approximately $161.6 million, while total corporate debt was approximately $90.2 million.

    Other Highlights

    Today, Laureate Education announced its agreement to offer Les Roches Hospitality Management School programs in the United States through a license agreement with Kendall College, a regionally accredited Chicago-based school known for excellence in culinary programs. As part of the agreement, the Company will loan a total of $18.3 million to Kendall College to fund the buildout, equipment and opening costs for Kendall's new campus. In addition, Laureate Education obtains a two-year option to acquire the operating and real estate assets of Kendall for forgiveness of the loan amount and assumption of a $25 million real estate mortgage.
    Universidad del Valle de Mexico announced the opening of a new campus location in Saltillo, Mexico. Currently enrolling students for classes that begin in late August, the campus will offer undergraduate and graduate degrees to students in the city of Saltillo and the surrounding areas of North Mexico. With a population of nearly 700,000 residents, Saltillo is home to many multinational corporations and is a suburb of Monterrey, the third largest city in Mexico.
    In addition, Laureate Education announced the acquisition of Universidad Hispanoamericana, a fully accredited university located in Ecatepec, a suburb of Mexico City. Founded in 1976, Universidad Hispanoamericana has been consistently ranked among top institutions by the leading newspaper, La Reforma. The university will be re-branded as a campus of Universidad del Valle de Mexico
(UVM). The Ecatepec campus currently offers 15 undergraduate degree programs including accounting, architecture, business, communications, education, engineering/IT, and law.
    With the opening of the Guadalajara Campus announced in March and the new Saltillo and Ecatepec campuses, Laureate Education now operates a total of 38 campus locations worldwide.
-0-
*T
Revenue Growth Impact of FX (excluding acquisitions)
----------------------------------------------------
(In Thousands)
                                                 Three Months Ended
                                                   June 30, 2004
                                                                        % Growth
                                             Revenue         Amount     Constant
                            2004        2003     in USD     Currency
                          --------    --------  --------  ------------
Chile Region(1)         $  22,440   $  15,345      46%         30%
Mexico Region(2)           34,452      31,086      11%         21%
France                      2,542       2,011      26%         19%
Hospitality(3)             12,129      11,415       6%          1%
Spain(4)                   24,807      23,296       6%          1%

(1) Excludes UNAB/AIEP and UDLA Ecuador. (2) Excludes Universidad Interamericana
(3) Excludes Les Roches Jin Jiang
(4) Excludes IEDE
*T
    Student Enrollment

    During the quarter, total online enrollment increased 17% to 17,788 students, compared to 15,163 students in the same period last year. New student enrollment increased 33% to 3,865 students, compared to 2,900 new students in the same period last year. Excluding the acquisition of KIT, total student enrollment at the Company's online division increased 7% driven by a 28% increase in new student enrollment. Online student enrollment reflects the impact of Canter's discontinuation in 2003 of certain third-party university partnerships in order to focus on Walden University and other strategic partners.

    Note: Laureate Education's universities in the Mexico Region, Spain, Switzerland, France and China have their primary intake periods in the third quarter. Laureate Education's institutions in Chile have primary intake periods in the first quarter.

    Third Quarter and Full-Year Guidance

    The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

    -- Laureate Education, Inc. anticipates total revenues of between $130 and $145 million for third quarter 2004, an increase of 22% or more over the same quarter in 2003.

    -- The Company anticipates campus-based revenue to be between $100 and $110 million for third quarter 2004, with operating margins between 16% and 17%.

    -- The Company anticipates online revenue to be between $30 and $35 million for third quarter 2004, with operating margins between 13% and 14%.
    -- General and administrative expenses are expected to be approximately $5.5 million in the third quarter of 2004.

    -- The Company currently believes that it will achieve EPS of $0.18 to $0.19 per diluted share for the quarter ending September 30, 2004.

    -- Laureate Education, Inc. also increases its 2004 EPS guidance to $1.31 to $1.33 per diluted share to contemplate the $0.07 full year positive impact from the non-recurring transactions detailed above less forgone interest income.

    About Laureate Education, Inc.

    Laureate Education Inc. (NASDAQ:LAUR), formerly Sylvan Learning Systems, Inc., is focused exclusively on providing a superior university experience to over 130,000 students through the leading global network of accredited campus-based and online universities. Addressing the rapidly growing global demand for higher education, Laureate offers a broad range of career-oriented undergraduate and graduate programs through campus-based universities located in Latin America and Europe. Through online universities, Laureate offers the growing population of non-traditional, working-adult students the convenience and flexibility of distance learning to pursue undergraduate, master's and doctorate degree programs in major career fields including engineering, education, business, and healthcare.

    Forward Looking Statements

    This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those described in the forward-looking statements.

    The following factors might cause such a difference:

    -- The Company's operations can be materially affected by competition in its target markets and by overall market conditions, among other factors.

    -- The Company's foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

    Additional information regarding these risk factors and uncertainties is detailed from time to time in the Company's filings with the Securities and Exchange Commission, including, but not limited to, our most recent Forms 10-K and 10-Q, available for viewing on our website. (To access this information on our website, please click on "Investor Relations," "SEC Filings") -0- *T Laureate Education, Inc. & Subsidiaries Consolidated Statements of Operations (Amounts in thousands, except per share data)

                                    Three Months Ended June 30,
                              ----------------------------------------
                                 2004      2003    $Variance %Variance
                              --------- ---------- --------- ---------
                                       (Restated)(c)
Revenues
   Spain                      $ 25,764  $  23,296  $  2,468        11%
   Hospitality/Switzerland(a)   12,169     11,415       754         7%
   Chile region                 45,974     20,173    25,801       128%
   Mexico region                37,167     31,086     6,081        20%
   France                        2,542      2,011       531        26%
                              --------- ---------- --------- ---------
  Campus Based total           123,616     87,981    35,635        41%
                              --------- ---------- --------- ---------

  Online Higher Education       34,635     27,793     6,842        25%

  Ventures                           -        468      (468)      N/A

                              --------- ---------- --------- ---------
Total revenues                 158,251    116,242    42,009        36%
                              --------- ---------- --------- ---------

  Core operating expenses      128,376     97,647    30,729        31%
  Ventures operating expenses        -        654      (654)      N/A
  Non-cash stock compensation
   expense                       2,283     22,158   (19,875)      -90%
  Core general and
   administrative expenses       5,431      5,900      (469)       -8%
  Ventures general and
   administrative expenses           -        780      (780)      N/A

                              --------- ---------- --------- ---------
Total operating expenses       136,090    127,139     8,951         7%
                              --------- ---------- --------- ---------

Operating income (loss)         22,161    (10,897)   33,058       N/A

Non-operating items
  Interest and other
   income(e)                    16,043        257    15,786     GT200%
  Interest expense              (1,595)    (3,155)    1,560        49%
  Exchange gain (loss)            (297)       305      (602)      N/A
  Ventures non-operating
   expense                           -        (53)       53       N/A
                              --------- ---------- --------- ---------
Total non-operating items       14,151     (2,646)   16,797       N/A
                              --------- ---------- --------- ---------

Income (loss) from continuing
 operations before minority
  interest, equity in net
   income of affiliates,
    and income taxes            36,312    (13,543)   49,855       N/A
Minority interest in income
 of consolidated subsidiaries,
  net of income tax
  Ventures                           -          -         -       N/A
  Other                         (6,066)    (2,507)   (3,559)     -142%
Equity in net income of
 affiliates, net of income tax
  Ventures                           -        510      (510)      N/A
  Other                              -         71       (71)      N/A
Income tax (expense) benefit    (6,409)     2,456    (8,865)      N/A
                              --------- ---------- --------- ---------
Income (loss) from continuing
 operations                     23,837    (13,013)   36,850       N/A

Loss from discontinued
 operations, net of income tax  (3,027)      (776)   (2,251)   LT-200%
Gain on disposal of
 discontinued operations, net
  of income tax                      -     44,640   (44,640)      N/A
                              --------- ---------- --------- ---------
Net income                    $ 20,810  $  30,851  $(10,041)      -33%
                              ========= ========== ========= =========

  Weighted average shares -
   basic                        45,344     41,164
  Weighted average shares -
   diluted                      48,131     41,164
  EPS-Net income (basic)      $   0.46  $    0.75
  EPS-Net Income (diluted)    $   0.43  $    0.75
  EPS-Income (loss) from
   continuing operations
   (basic)                    $   0.53  $   (0.32)
  EPS-Income (loss) from
   continuing operations
   (diluted)                  $   0.50  $   (0.32)

Reconciliation - Pro Forma Income from
 Continuing Operations
---------------------------------------
Loss from continuing
 operations before income taxes         $ (15,469)
   Income tax (benefit) expense in
    equity in net income (loss) of
     affiliates                              (763)
   Non-strategic Ventures
    losses                                  1,269
   Non-cash stock
    compensation                           22,158
   G&A attributable to
    discontinued operations                 3,557
   Core operations - non-
    operating                               2,282
                                        ----------
  Subtotal                              $  13,034
   Tax impact at 28%                       (3,650)
                                        ----------
Pro Forma income from
 continuing operations (b)              $   9,384
  Weighted average shares -
   Pro Forma                               45,847
  EPS - As if transaction
   happened January 1, 2003(d)          $    0.21

  Segment operating profit
   (loss):
   Campus Based               $ 24,831  $  12,903  $ 11,928        92%
   Online Higher Education       5,044      5,224      (180)       -3%
   Ventures                          -       (966)      966       N/A

a) Hospitality includes the operating results of Les Roches, Marbella and Glion.
b) Reconciling items represent adjustments as if the sale of the K-12 business units and decision to dispose of the non-strategic Venture assets occurred January 1, 2003.
c) The 2004 operating results present (and the 2003 operating results have been restated to present) the K-12, WSI and India business units as discontinued operations.
d) In calculating EPS, interest related to the convertible debentures must be added back to the numerator.
e) Includes acceleration of original issue discount triggered by the early repayment of the K-12 seller note.
GT = Greater Than, LT = Less Than

Laureate Education, Inc. & Subsidiaries
Consolidated Statements of Operations
(Amounts in thousands, except per share data)

                                     Six  Months Ended June 30,
                              ----------------------------------------
                                 2004      2003    $Variance %Variance
                              --------- ---------- --------- ---------
                                       (Restated)(c)
 Revenues
   Spain                     $  51,675  $  45,283  $  6,392        14%
   Hospitality/Switzerland(a)   24,822     22,981     1,841         8%
   Chile region                 64,309     24,904    39,405       158%
   Mexico region                85,105     68,298    16,807        25%
   France                        5,177      3,908     1,269        32%
                              --------- ---------- --------- ---------
  Campus Based total           231,088    165,374    65,714        40%
                              --------- ---------- --------- ---------

  Online Higher Education       59,319     45,289    14,030        31%

  Ventures                           -        903      (903)      N/A
                              --------- ---------- --------- ---------
 Total revenues                290,407    211,566    78,841        37%
                              --------- ---------- --------- ---------

  Core operating expenses      250,939    186,247    64,692        35%
  Ventures operating expenses        -      2,122    (2,122)      N/A
  Non-cash stock compensation
   expense                       2,995     22,333   (19,338)      -87%
  Core general and
   administrative expenses      10,720     11,694      (974)       -8%
  Ventures general and
   administrative expenses           -      1,756    (1,756)      N/A
                              --------- ---------- --------- ---------
 Total operating expenses      264,654    224,152    40,502        18%
                              --------- ---------- --------- ---------

 Operating income (loss)        25,753    (12,586)   38,339       N/A

 Non-operating items
  Interest and other
   income(e)                    19,345        627    18,718     GT200%
  Interest expense              (3,153)    (5,529)    2,376        43%
  Exchange gain                     63        236      (173)      -73%
  Ventures non-operating
   expense                           -     (8,437)    8,437       N/A
                              --------- ---------- --------- ---------
 Total non-operating items      16,255    (13,103)   29,358       N/A
                              --------- ---------- --------- ---------

 Income (loss) from continuing
  operations before minority
   interest, equity in net income
   (loss) of affiliates,
     and income taxes           42,008    (25,689)   67,697       N/A
 Minority interest in (income)
  loss of consolidated subsidiaries,
   net of income tax
  Ventures                           -        487      (487)      N/A
  Other                         (8,540)    (4,256)   (4,284)     -101%
 Equity in net income (loss)
  of affiliates, net of
   income tax
  Ventures                           -     (3,991)    3,991       N/A
  Other                             (8)       111      (119)      N/A
 Income tax (expense) benefit   (7,116)     7,494   (14,610)      N/A
                              --------- ---------- --------- ---------
 Income (loss) from
  continuing operations         26,344    (25,844)   52,188       N/A

 Income (loss) from
  discontinued operations,
   net of income tax            (5,918)     1,306    (7,224)      N/A
 Gain (loss) on disposal of
  discontinued operations,
   net of income tax                 -     39,423   (39,423)      N/A
                              --------- ---------- --------- ---------
 Net income                  $  20,426  $  14,885  $  5,541        37%
                              ========= ========== ========= =========

  Weighted average shares -
   basic                        45,134     40,825
  Weighted average shares -
   diluted                      47,807     40,825
  EPS-Net income (basic)     $    0.45  $    0.36
  EPS-Net Income (diluted)   $    0.43  $    0.36
  EPS-Income (loss) from
   continuing operations
   (basic)                   $    0.58  $   (0.63)
  EPS-Income (loss) from
   continuing operations
   (diluted)                 $    0.55  $   (0.63)

 Reconciliation - Pro Forma Income from
  Continuing Operations
 --------------------------------------
 Loss from continuing operations
  before income taxes                   $ (33,338)
    Income tax (benefit) expense in
     equity in net income (loss) of
      affiliates                           (3,739)
    Non-strategic Ventures
     losses                                18,677
    Non-cash stock
     compensation                          22,333
    G&A attributable to
     discontinued operations                6,855
    Core operations -
     non-operating                          4,564
                                        ----------
  Subtotal                              $  15,352
    Tax impact at 28%                      (4,299)
                                        ----------
 Pro Forma income from
  continuing operations(b)              $  11,053
  Weighted average shares -
   Pro Forma                               45,576
  EPS - As if transaction
   happened January 1, 2003(d)          $    0.26

  Segment operating profit
   (loss):
   Campus Based              $  34,260  $  21,657  $ 12,603        58%
   Online Higher Education       5,208      2,759     2,449        89%
   Ventures                          -     (2,975)    2,975       N/A

a) Hospitality includes the operating results of Les Roches, Marbella and Glion.
b) Reconciling items represent adjustments as if the sale of the K-12 business units and decision to dispose of the non-strategic Venture assets occurred January 1, 2003.
c) The 2004 operatingresults present (and the 2003 operating results have been restated to present) the K-12, WSI and India business units as discontinued operations.
d) In calculating EPS, interest related to the convertible debentures must be added back to the numerator.
e) Includes acceleration of original issue discount triggered by the early repayment of the K-12 seller note.
GT = Greater Than, LT = Less Than
*T



    CONTACT: Laureate Education
             Chief Financial Officer
             Sean Creamer, 410-843-8991
              or
             Director, Investor Relations
             Chris Symanoskie, 410-843-6394